Exhibit 99.1

Investors May Contact: Stacey Yonkus Director, Investor Relations (212) 885-2512 investor@asburyauto.com Reporters May Contact: David Shein RFBinder Partners (212) 994-7514 David.Shein@RFBinder.com

Asbury Automotive Group Reports

Fourth Quarter and Full-Year 2005 Financial Results

Full-Year 2005 Diluted EPS Increases 22%; 13% from Continuing Operations

Achieves Industry-Leading Same-Store Revenue and Gross Profit Growth for the Year

New York, NY, February 24, 2006 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the fourth quarter and year ended December 31, 2005.

Income from continuing operations for the fourth quarter rose 3 percent to $14.4 million, or $0.44 per diluted share, from $14.0 million, or $0.43 per diluted share, in the corresponding period last year. Results for the fourth quarter of 2005 include an additional one-time benefit related to the Company’s regional reorganization, which increased after-tax income by $2.1 million, or $0.07 per diluted share. Excluding this item, fourth quarter earnings per share from continuing operations was $0.37 versus the analysts’ consensus estimate of $0.32. Including discontinued operations (which contributed after-tax income of $6.1 million, or $0.18 per diluted share, as a result of gains on the sale of certain of our dealerships in Oregon), reported net income for the fourth quarter of 2005 was $20.5 million, or $0.62 per diluted share, compared with $12.8 million, or $0.39 per diluted share, a year ago.

For the full year, income from continuing operations was $59.9 million, or $1.82 per diluted share, up 14 percent from $52.6 million, or $1.61 per diluted share, in 2004. Excluding expense and benefit items related to the Company’s regional reorganization, income from continuing operations increased 15 percent to $60.4 million, or $1.84 per diluted share. Net income for 2005 was up 22 percent to $61.1 million, or $1.86 per diluted share, compared to $50.1 million, or $1.53 per share, a year ago.

Other financial highlights for the fourth quarter of 2005, as compared to the prior year period, included:

•                    Total revenue for the quarter was approximately $1.3 billion, up 3 percent. Total gross profit was $206.9 million, also up 3 percent.

•                    Same-store retail revenue and gross profit (excluding fleet and wholesale) were both up 1 percent.

•                    New vehicle retail revenue increased 3 percent (flat same-store), and unit sales increased 1 percent (down 2 percent same-store). New vehicle retail gross profit decreased 4 percent (down 6 percent same-store).

•                    Used vehicle retail revenue increased 7 percent (3 percent same-store), and unit sales increased 2 percent (down 3 percent same-store). Used vehicle retail gross profit increased 12 percent (7 percent same-store).

•                    Parts, service and collision repair revenue increased 8 percent (6 percent same-store), and gross profit increased 6 percent (4 percent same-store).

•                    Net finance and insurance (F&I) revenue increased 3 percent (flat same-store). F&I per vehicle retailed (PVR) increased 2 percent to $929 while dealership generated F&I PVR was up 2 percent to $902.

•                  Selling, general and administrative (SG&A) expenses, as a percentage of gross profit, were 77.2 percent for the quarter, compared with 79.0 percent a year ago. Excluding rent and the effect of our regional reorganization, SG&A expenses, as a percentage of gross profit, were 73.0 percent, compared to 73.2 percent for the prior year period.

•                  Excluding results in Florida, which were up significantly in the fourth quarter of 2004 due to a rebound in that region following several hurricanes in the third quarter of 2004, same-store retail revenue and gross profit (excluding fleet and wholesale) were up 4 percent and 3 percent, respectively.

•                  For the full year, same-store retail revenue and gross profit increased 8 percent and 7 percent, respectively. Same-store gross profit for the year was up 3 percent in new vehicles; up 14 percent in used vehicles; up 8 percent in parts, service and collision repair; and up 9 percent in finance and insurance. Selling, general and administrative (SG&A) expenses, as a percentage of gross profit, were 78.0 percent, compared with 78.9 percent a year ago. Excluding rent and the expense and benefit items related to the Company’s regional reorganization, SG&A expenses, as a percentage of gross profit, were 72.2 percent as compared to 73.9 percent in 2004.

President and CEO Kenneth B. Gilman said, “We are pleased to report earnings for the quarter from continuing operations, excluding items related to our regional reorganization, well above the consensus estimate, despite a challenging retail environment. We believe we meaningfully outperformed the industry. For example, our 2 percent decline in same-store new vehicle unit sales for the quarter was significantly less than the industry’s 7 percent decline. Excluding Florida, our same-store new unit sales were actually up 1 percent, as we continue to benefit from our brand mix, which emphasizes mid-line import and luxury brands.

“Used vehicles and fixed operations again turned in solid performances for the quarter, with same-store gross profit increases of 7 percent and 4 percent, respectively. For the full year, those businesses were even stronger, with respective increases of 14 percent and 8 percent in same-store gross profit. By investing strategically in training, technology and – where appropriate – additional capacity, we are systematically improving our performance in these key profit centers.”

J. Gordon Smith, Senior Vice President and CFO, said, “Our adjusted EPS from continuing operations of $1.84 excludes one-time items associated with our regional reorganization. If you adjust our most recent guidance to exclude these one-time items, our EPS guidance adjusts to a range of $1.79 to $1.85. So we are very pleased to be at the top end of the range. We made solid progress during 2005 on the expense front. Excluding rent expense and expense and benefit items related to the Company’s regional reorganization, as a percentage of gross profit, SG&A expenses were down 160 basis points compared to the prior year. We expect further improvement in 2006 as we realize the continued benefits of our regional reorganization program.”

Mr. Smith continued, “During the fourth quarter, we completed all but one transaction related to the sale of our remaining dealerships in Oregon, which is planned to close shortly. These sales are part of our ongoing program of optimizing Asbury’s portfolio of dealerships through strategic acquisitions and divestitures. Asset sales related to Oregon during the quarter generated approximately $27 million in after-tax cash proceeds, with an additional $33 million anticipated in the first half of 2006.”

Commenting on initial earnings guidance for 2006, the Company expects that a reasonable estimate range would be between $1.85 and $1.90 from continuing operations, before considering the impact of stock-based compensation, which we estimate will total $0.10 on an EPS basis. The guidance assumes the Fed Funds Rate will increase to 5 percent by May. This increase, coupled with last year’s increases, will have a $0.15 EPS impact on 2006 earnings. In addition, a fix-to-float swap will be expiring in March and will have a $0.08 negative impact on 2006 EPS.

Mr. Gilman concluded, “Asbury’s solid results in 2005 are a testament to the flexibility and diverse growth opportunities inherent in our balanced retail and services business model. To a significant extent, the year’s results were driven by our own ability to continue executing against our organic growth initiatives. The product we’re selling is not unique, so our success is ultimately determined by how well we execute. With prudent expense management as well, Asbury clearly has the potential to meaningfully grow earnings and build shareholder value in 2006 and beyond.”

Asbury will host a conference call to discuss its fourth quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 800-289-0518 (domestic), or 913-981-5532 (international); no access code is necessary. Callers should dial in approximately 5 to10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2005 revenue of approximately $5.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 89 retail auto stores, encompassing 124 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company’s substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2005	2004	2005	2004
REVENUES:
New vehicle	$825,485	$815,760	$3,385,294	$3,070,274
Used vehicle	321,322	301,944	1,356,523	1,189,458
Parts, service and collision repair	164,461	152,739	647,262	577,820
Finance and insurance, net	36,070	35,023	151,584	134,376
Total revenues	1,347,338	1,305,466	5,540,663	4,971,928

COST OF SALES:
New vehicle	767,257	754,999	3,151,494	2,849,707
Used vehicle	292,830	276,638	1,236,540	1,090,170
Parts, service and collision repair	80,378	73,117	314,259	276,228
Total cost of sales	1,140,465	1,104,754	4,702,293	4,216,105

GROSS PROFIT	206,873	200,712	838,370	755,823

OPERATING EXPENSES:
Selling, general and administrative	159,755	158,595	654,210	596,620
Depreciation and amortization	5,299	4,486	19,733	18,243
Income from operations	41,819	37,631	164,427	140,960

OTHER INCOME (EXPENSE):
Floor plan interest expense	(8,309)	(5,759)	(29,054)	(19,457)
Other interest expense	(10,658)	(10,031)	(40,846)	(39,059)
Interest income	372	155	971	746
Other income (expense), net	(221)	352	260	765
Total other expense, net	(18,816)	(15,283)	(68,669)	(57,005)
Income before income taxes	23,003	22,348	95,758	83,955

INCOME TAX EXPENSE	8,571	8,381	35,854	31,306
INCOME FROM CONTINUING OPERATIONS	14,432	13,967	59,904	52,649

DISCONTINUED OPERATIONS, net of tax	6,070	(1,122)	1,177	(2,576)
NET INCOME	$20,502	$12,845	$61,081	$50,073

BASIC EARNINGS PER COMMON SHARE:
Continuing operations	$0.44	$0.43	$1.83	$1.62
Discontinued operations	0.18	(0.04)	0.04	(0.08)
Net income	$0.62	$0.39	$1.87	$1.54

DILUTED EARNINGS PER COMMON SHARE:
Continuing operations	$0.44	$0.43	$1.82	$1.61
Discontinued operations	0.18	(0.04)	0.04	(0.08)
Net income	$0.62	$0.39	$1.86	$1.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32,832	32,561	32,691	32,502
Diluted	33,044	32,672	32,896	32,674

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands)

(Unaudited)

	As Reported for the Three Months Ended December 31,				Same Store for the Three Months Ended December 31,
	2005		2004		2005		2004

RETAIL VEHICLES SOLD:
New units	24,870	64.1%	24,583	64.2%	24,159	64.4%	24,583	64.2%
Used units	13,945	35.9%	13,721	35.8%	13,351	35.6%	13,721	35.8%
Total units	38,815	100.0%	38,304	100.0%	37,510	100.0%	38,304	100.0%

REVENUE:
New retail	$792,775	58.8%	$773,067	59.2%	$772,695	58.9%	$773,067	59.2%
Used retail	240,950	17.9%	224,475	17.2%	231,731	17.6%	224,475	17.2%
Parts, service and collision repair	164,461	12.3%	152,739	11.7%	161,883	12.4%	152,739	11.7%
Finance and insurance, net	36,070	2.7%	35,023	2.8%	35,106	2.7%	35,023	2.8%
Total retail revenue	1,234,256		1,185,304		1,201,415		1,185,304

Fleet	32,710	2.4%	42,693	3.2%	32,310	2.4%	42,693	3.2%
Wholesale	80,372	5.9%	77,469	5.9%	78,515	6.0%	77,469	5.9%
Total revenue	$1,347,338	100.0%	$1,305,466	100.0%	$1,312,240	100.0%	$1,305,466	100.0%

GROSS PROFIT:
New retail	$57,631	27.9%	$60,153	30.0%	$56,390	27.9%	$60,153	30.0%
Used retail	28,403	13.7%	25,422	12.7%	27,267	13.5%	25,422	12.7%
Parts, service and collision repair	84,083	40.7%	79,622	39.7%	82,758	40.9%	79,622	39.7%
Finance and insurance, net	36,070	17.4%	35,023	17.4%	35,106	17.3%	35,023	17.4%
Total retail gross profit	206,187		200,220		201,521		200,220

Fleet	597	0.3%	608	0.3%	597	0.3%	608	0.3%
Wholesale	89	—	(116)	(0.1)%	58	0.1%	(116)	(0.1)%
Total gross profit	$206,873	100.0%	$200,712	100.0%	$202,176	100.0%	$200,712	100.0%

SG&A expenses excluding one-time reorganization benefit and rent	$151,037		$146,974		$147,918		$146,974

SG&A expenses excluding one-time reorganization benefit and rent as a percentage of gross profit	73.0%		73.2%		73.2%		73.2%

REVENUE PER VEHICLE RETAILED:
New retail	$31,877		$31,447		$31,984		$31,447
Used retail	17,279		16,360		17,357		16,360

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,317		$2,447		$2,334		$2,447
Used retail	2,037		1,853		2,042		1,853
Finance and insurance, net	929		914		936		914
Dealership generated finance and insurance, net	902		885		907		885

GROSS PROFIT MARGIN:
New retail	7.3%		7.8%		7.3%		7.8%
Used retail	11.8%		11.3%		11.8%		11.3%
Parts, service and collision repair	51.1%		52.1%		51.1%		52.1%

	As Reported for the Year Ended December 31,				Same Store for the Year Ended December 31,
	2005		2004		2005		2004

RETAIL VEHICLES SOLD:
New units	105,521	63.5%	97,148	63.7%	101,179	63.4%	97,148	63.7%
Used units	60,615	36.5%	55,448	36.3%	58,397	36.6%	55,448	36.3%
Total units	166,136	100.0%	152,596	100.0%	159,576	100.0%	152,596	100.0%

REVENUE:
New retail	$3,238,790	58.5%	$2,954,145	59.4%	$3,125,390	58.3%	$2,954,145	59.4%
Used retail	1,021,909	18.5%	879,399	17.7%	987,500	18.4%	879,399	17.7%
Parts, service and collision repair	647,262	11.7%	577,820	11.6%	634,576	11.9%	577,820	11.6%
Finance and insurance, net	151,584	2.7%	134,376	2.7%	146,280	2.7%	134,376	2.7%
Total retail revenue	5,059,545		4,545,740		4,893,746		4,545,740

Fleet	146,504	2.6%	116,129	2.4%	144,248	2.7%	116,129	2.4%
Wholesale	334,614	6.0%	310,059	6.2%	322,911	6.0%	310,059	6.2%
Total revenue	$5,540,663	100.0%	$4,971,928	100.0%	$5,360,905	100.0%	$4,971,928	100.0%

GROSS PROFIT:
New retail	$231,087	27.6%	$218,397	28.9%	$223,875	27.5%	$218,397	28.9%
Used retail	119,572	14.3%	101,669	13.4%	115,888	14.2%	101,669	13.4%
Parts, service and collision repair	333,003	39.7%	301,592	39.9%	326,029	40.0%	301,592	39.9%
Finance and insurance, net	151,584	18.1%	134,376	17.8%	146,280	17.9%	134,376	17.8%
Total retail gross profit	835,246		756,034		812,072		756,034

Fleet	2,713	0.3%	2,170	0.3%	2,700	0.4%	2,170	0.3%
Wholesale	411	—	(2,381)	(0.3)%	409	—	(2,381)	(0.3)%
Total gross profit	$838,370	100.0%	$755,823	100.0%	$815,181	100.0%	$755,823	100.0%

SG&A expenses excluding one-time reorganization benefit, reorganization expense and rent	$605,456		$558,297		$587,357		$557,267

SG&A expenses excluding one-time reorganization benefit, reorganization expense and rent as a percentage of gross profit	72.2%		73.9%		72.1%		73.7%

REVENUE PER VEHICLE RETAILED:
New retail	$30,693		$30,409		$30,890		$30,409
Used retail	16,859		15,860		16,910		15,860

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,190		$2,248		$2,213		$2,248
Used retail	1,973		1,834		1,984		1,834
Finance and insurance, net	912		881		917		881
Dealership generated finance and insurance, net	883		843		886		843

GROSS PROFIT MARGIN:
New retail	7.1%		7.4%		7.2%		7.4%
Used retail	11.7%		11.6%		11.7%		11.6%
Parts, service and collision repair	51.4%		52.2%		51.4%		52.2%

	As of	As of
	December 31, 2005	December 31, 2004
BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$57,194	$28,093
Inventories	709,791	761,557
Total current assets	1,185,180	1,143,006
Floor plan notes payable	614,382	650,948
Total current liabilities	838,226	847,510

CAPITALIZATION:
Long-term debt (including current portion)	$496,949	$526,416
Stockholders’ equity	547,766	481,732
Total	$1,044,715	$1,008,148

ASBURY AUTOMOTIVE GROUP, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(In thousands, except vehicle data)

(Unaudited)

The Company evaluates finance and insurance gross profit performance on a per-vehicle retailed (“PVR”) basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2005 and 2004 that was not attributable to retail vehicles sold during 2005 and 2004. The Company believes that dealership generated finance and insurance PVR, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company’s finance and insurance operating performance. The following table reconciles finance and insurance gross profit to dealership generated finance and insurance gross profit, and provides the necessary components to calculate dealership generated finance and insurance gross profit PVR.

	As Reported For the Three Months Ended December 31,		Same Store For the Three Months Ended December 31,
	2005	2004	2005	2004
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance, net	$36,070	$35,023	$35,106	$35,023
Less: corporate generated finance and insurance	(1,068)	(1,138)	(1,068)	(1,138)
Dealership generated finance and insurance, net	$35,002	$33,885	$34,038	$33,885

RETAIL VEHICLES SOLD:
New retail units	24,870	24,583	24,159	24,583
Used retail units	13,945	13,721	13,351	13,721
Total units	38,815	38,304	37,510	38,304
Finance and insurance PVR	$929	$914	$936	$914
Dealership generated finance and insurance PVR	$902	$885	$907	$885

	As Reported For the Year Ended December 31,		Same Store For the Year Ended December 31,
	2005	2004	2005	2004
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance, net	$151,584	$134,376	$146,280	$134,376
Less: corporate generated finance and insurance	(4,822)	(5,695)	(4,822)	(5,695)
Dealership generated finance and insurance, net	$146,762	$128,681	$141,458	$128,681

RETAIL VEHICLES SOLD:
New retail units	105,521	97,148	101,179	97,148
Used retail units	60,615	55,448	58,397	55,448
Total units	166,136	152,596	159,576	152,596
Finance and insurance PVR	$912	$881	$917	$881
Dealership generated finance and insurance PVR	$883	$843	$886	$843

The Company’s operating income was largely impacted by reorganization costs incurred and a one-time reorganization benefit realized during 2005 and incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004. The Company believes that excluding the reorganization costs and rent expense from the selling, general and administrative expenses provides a more meaningful basis to measure the results of the Company’s operations compared to that of the prior year period. A reconciliation of the Company’s adjusted selling, general and administrative expenses is presented below.

	As Reported for the Three Months Ended December 31, 2005	As Reported for the Three Months Ended December 31, 2004	$ Variance	% Variance

SG&A expenses	$159,755	$158,595	$1,160	1%
One-time reorganization benefit	3,382	—
Rent expense	(12,100)	(11,621)	479	4%
Adjusted SG&A expenses	$151,037	$146,974	$4,063	3%

	Same Store Results for the Three Months Ended December 31, 2005	Same Store Results for the Three Months Ended December 31, 2004	$ Variance	% Variance

SG&A expenses	$156,224	$158,595	$(2,371)	(1)%
One-time reorganization benefit	3,382	—
Rent expense	(11,688)	(11,621)	67	1%
Adjusted SG&A expenses	$147,918	$146,974	$944	1%

	As Reported for the Year Ended December 31, 2005	As Reported for the Year Ended December 31, 2004	$ Variance	% Variance

SG&A expenses	$654,210	$596,620	$57,590	10%
One-time reorganization benefit	3,382	—
Reorganization expense	(4,157)	—
Rent expense	(47,979)	(38,323)	9,656	25%
Adjusted SG&A expenses	$605,456	$558,297	$47,159	8%

	Same Store Results for the Year Ended December 31, 2005	Same Store Results for the Year Ended December 31, 2004	$ Variance	% Variance

SG&A expenses	$633,638	$595,566	$38,072	6%
One-time reorganization benefit	3,382	—
Reorganization expense	(4,157)	—
Rent expense	(45,506)	(38,299)	7,207	19%
Adjusted SG&A expenses	$587,357	$557,267	$30,090	5%

The Company defines income from continuing operations as net income less discontinued operations, net of tax. We believe that excluding certain items from income from continuing operations for the three months and year ended December 31, 2005 and 2004, provides a more meaningful basis to measure the results of our operations. A reconciliation of our net income to adjusted income from continuing operations is presented below.

	For the Three Months Ended December 31,
	2005	2004	$ Variance	% Variance
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS:
Net income	$20,502	$12,845	$7,657	60%
Discontinued operations, net of tax	(6,070)	1,122	(7,192)	NM
Income from continuing operations	14,432	13,967	465	3%

One-time reorganization benefit, net of tax	(2,114)	—
Adjusted income from continuing operations	$12,318	$13,967	$(1,649)	(12)%

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO ADJUSTED INCOME FROM CONTINUING OPERATIONS PER DILUTED COMMON SHARE:
Net income	$0.62	$0.39	$0.23	59%
Discontinued operations, net of tax	(0.18)	0.04	(0.22)	NM
Income from continuing operations	0.44	0.43	0.01	2%

One-time reorganization benefit, net of tax	(0.07)	—
Adjusted income from continuing operations	$0.37	$0.43	$(0.06)	(14)%

Weighted average common shares outstanding (diluted):	33,044	32,672

	For the Year Ended December 31,
	2005	2004	$ Variance	% Variance
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS:
Net income	$61,081	$50,073	$11,008	22%
Discontinued operations, net of tax	(1,177)	2,576	(3,753)	(146)%
Income from continuing operations	59,904	52,649	7,255	14%

One-time reorganization benefit, net of tax	(2,114)	—
Reorganization expense, net of tax	2,598	—
Adjusted income from continuing operations	$60,388	$52,649	$7,739	15%

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO ADJUSTED INCOME FROM CONTINUING OPERATIONS PER DILUTED COMMON SHARE:
Net income	$1.86	$1.53	$0.33	22%
Discontinued operations, net of tax	(0.04)	0.08	(0.12)	(150)%
Income from continuing operations	1.82	1.61	0.21	13%

One-time reorganization benefit, net of tax	(0.06)	—
Reorganization expense, net of tax	0.08	—
Adjusted income from continuing operations	$1.84	$1.61	$0.23	14%

Weighted average common shares outstanding (diluted):	32,896	32,674